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                                                                    EXHIBIT 10.7



BASIC AGREEMENT

This Warehousing and System Integration Services Agreement (The "Agreement") is dated and made effective September 18, 1998 (The "Effective Date") by and between Siemens Nixdorf Information Systems, Inc., a Massachusetts Corporation ("SNI") with its primary place of business at 200 Wheeler Road, Burlington, MA, and Micro Media Solutions, Inc., a Texas Corporation, with its primary place of business at 501 Waller Street Austin, TX,("MSI").

Recitals

SNI is seeking a strategic partner to provide goods warehousing, order fulfillment, system integration, and value-added services to support its retail sales business.

MSI specializes in providing warehousing, systems integration, system configuration and order fulfillment services to the high technology industry.


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Definitive Agreement

Now, therefore, in consideration of the foregoing premises and the mutual covenants set forth below, MSI and SNI agree as follows.

1.0 Term

1.1 This Agreement shall commence as of the date hereof and purchase orders delivered after the date of this Agreement shall be governed by this Agreement, and this Agreement shall expire on September 30, 1999 (the "Purchase Period"). Unless terminated earlier pursuant to the provisions of this Agreement. The parties agree that this Agreement will continue thereafter for successive 1 year terms until such time as one party gives the other at least ninety (90) days written notice of its intent to terminate this Agreement, according to the provision of Section 16.

2.0 STATEMENT OF WORK

2.1 Appointment

2.1.1 MSI shall perform the receipt of goods, move to storage area, pick stock, move to staging area, prepare products as directed via sales order, adequately package for shipment and ship equipment via third party carrier. All of the material movements shall be recorded in the SNI management system. The performance of this warehousing, system integration, configuration, shipping service will be priced as listed in section A.

2.1.2 Additional products not itemized in Schedule A may be added by mutual agreement of the parties. SNI shall use MSI for its domestic sales order fulfillment requirements for the Products. Performance requirements and commitments will be issued by SNI utilizing Purchase Orders which outline the scope and delivery requirements for specified projects. MSI will be provided system integration instructions and work orders with project purchase orders.

2.1.3 MSI will utilize SNI's management systems to manage the order fulfillment of the business. SNI will provide adequate software, hardware and networking equipment, and adequate training to MSI's personnel to perform daily business transactions on SNI's management system. MSI will provide personnel dedicated to the SNI project with an adequate understanding of management systems. Additional or supplemental training is available through SNI at SNI's then current rate.

2.1.4 SNI is to maintain the systems and all telecommunications cost for these systems.


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2.1.7 MSI may utilize outside vendors or subcontractors to perform order fulfillment and system integration services hereunder, with the prior written consent of SNI. SNI may request that personnel either subcontractors or MSI personnel be removed from the SNI project with a written request to MSI. MSI' s use of outside vendors shall not affect MSI's obligations to SNI as set forth in this Agreement.

2.1.9 SNI will retain responsibility for the sales order planning and purchasing functions.

2.1.10 MSI shall perform all traffic management functions, including but not limited to, product scheduling and expediting, Customs documentation preparation and clearing coordination, related to the performances of services hereunder.

3.0     ASSETS

3.1     Inventory

3.1.1 SNI will store its Retail inventory at MSI. MSI will utilize adequate controls to ensure the safe keeping of the SNI inventory against any loss or damage. MSI will designate a segregated area and provide limited access to the SNI inventory to SNI or MSI personnel who are working on SNI services.

3.1.2. SNI will provide reimbursement for the cost of shipping supplies used to ship the SNI products. MSI will manage the acquisition and delivery of the supplies. If SNI requires specialized packaging products, MSI will notify SNI of the cost of the products and SNI may either purchase the specialized products via MSI or obtain the specialized products from another source.

3.2     Title

3.2.1 Title to all SNI inventory, Supplies and Management system software, and networking equipment will remain with SNI. MSI agrees to a cycle count program as outlined in Attachment A with provision for no more than a 2% inventory shrinkage per year.

4.0 Omitted

5.0 Pricing



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5.1 System Integration

5.1.1 MSI will charge system integration services.

5.1.1.1 Pricing for items not priced as part of the initial contract, and not included in Schedule A, if performed internally at MSI, will be based on material costs plus 15% and estimated labor at $45.00 an hour as specified in Schedule A.

5.5 Freight

5.5.1 SNI is responsible for the incoming and outgoing freight charges for its goods.

5.6 Price Adjustments

5.6.1 All prices set forth on Schedule A shall be fixed for the first 6 months of this Agreement. After the first year, prices may be raised by MSI upon giving at least sixty (60) days prior written notice before the end of the current term.

5.6.2 The base hourly labor rates used in all pricing will not increase beyond the increases in the Consumer Price Index plus 2%.

6.0 PAYMENTS

6.1 SNI shall issue payment net thirty (30) calendar days after invoice. MSI will send separate monthly invoices for each SNI Business Unit (i.e. SNI Customer Service, SNI Retail Sales, etc.)

7.0 PURCHASE ORDERS & FORECAST PROCESS

7.1 Purchasing

7.1.1 For the purposes of this Agreement, purchase order shall mean SNI's written purchase order form and any documents incorporated by reference and purchase orders transmitted electronically, and any documents incorporated therein by reference.

7.1.2 Purchase orders and SNI Work Orders will be placed by SNI to MSI on a Monthly basis, and shall specify the system integration services and other services to be performed hereunder. The preprinted terms on a purchase order, SNI work order, or Purchase order effect and the terms of this Agreement shall control.



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7.2 Forecast

7.2.1 SNI will provide , on a Monthly basis, quarterly forecast of

7.2.1.1 SNI sales order forecast for inventory levels

7.2.1.2 SNI system integration and other unit demands required.

7.2.2 The forecasts are for planning purposes only and do not constitute orders or contractual commitments.

8.0 WARRANTY

8.1 MSI warrants all repairs under this Agreement to be free from defects in material and workmanship for a period of 120 days from the date of shipment to the end customer. Should a failure occur during this warranty, SNI and MSI agree that SNI will obtain a Return Material Authorization (RMA) from MSI, prior to returning the failed product, in a timely fashion and MSI will promptly repair, or re-perform services hereunder. The warranty hereunder shall run to SNI and not to SNI's customers. MSI's sole liability, and SNI's sole remedy, for breach of warranty hereunder shall be the repair of the defective item or re-performance of service.

8.2 This warranty shall not apply to breakdown, malfunction, or other failure of the product if the product is:

a) Used, operated, or maintained in a manner, or subjected to any condition, not consistent with the intended purpose of the product.

b) Improperly repaired by the SNI field.

c) Damaged or affected by the negligence of SNI or the End User, or by causes external to the equipment, such as, but not limited to, air conditioning failure, electrical surges, or negligent acts or conduct of a third person(s).

9.0 SCRAP MATERIAL DISPOSITION

9.1 If SNI identifies a unit to be "Scrapped". MSI will warehouse the items in a "Holding Area" for disposition. SNI will notify MSI of the current SNI "Inventory Scrap Policy and Procedure". MSI will "SCRAP" the identified items per SNI policy and procedure at SNI expense.

10.0 DOCUMENTATION, TRAINING & TECH SUPPORT

10.1 SNI shall supply to MSI the documentation, training and technical support as reasonably required by MSI.

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10.2 SNI hereby grants to MSI the nonexclusive right to reproduce, in whole or in part, all documentation and training material provided to MSI for internal use only in order for MSI to effectively service SNI products.

10.3 Upon signing of this Agreement, SNI will transfer existing documentation including schematics, bill of materials, assembly drawings, repair and test procedures, service manuals, systems operating manuals and any other documents reasonably necessary to perform the function. MSI shall keep all such documentation confidential and shall treat the confidential information as it would its own confidential information.

11.0 GENERAL

11.1 This Agreement is the complete and entire understanding between the parties on this subject matter and supersedes all prior agreements, proposals, representations, statements, or understanding whether written or oral on this subject between them.

11.2 The provisions of this Agreement may be amended or waived only by a writing executed by the authorized representatives of the parties hereto. In the event that either party to this Agreement shall, on any occasion, fail to perform any provision of this Agreement, and the other party does not enforce that provision, the failure to enforce shall not prevent enforcement of the provision on any other occasion. No assignments without written consent. Any attempt shall be void.

11.3 As used in this Agreement, except where otherwise noted, the term "days" shall mean business days.

11.4 MSI, including its servants, agents and employees is an independent contractor and not an agent or employee of SNI. Without limiting the generality of the foregoing, MSI is not authorized to represent or make any commitments on behalf of SNI, and SNI expressly disclaims any liability therefor.

11.5 Supplemental terms are included in all schedules and are incorporated herein by reference.

11.6 All rights and remedies conferred by this Agreement, by any other instrument, or by law are cumulative and may be exercised singularly or concurrently. If any provision of this Agreement is held

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invalid by any law or regulation of any government or by any court, such invalidity shall not effect the enforceability of any other provisions hereof This Agreement and any Purchase Orders issued hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

11.7 IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY DAMAGES RESULTING FROM LOSS OF DATA OR USE, LOST PROFITS OR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

11.8 Both Parties agree to comply with all applicable laws, including but not limited to the U.S. Export Control laws.

11.9 Cross Indemnification. In the event any act or omission of a party or its employees, servants, agents, or representatives causes or results in (i) damage to or destruction of property of the other party or third parties, and/or (ii) death or injury to persons including, but not limited to, employees or invitees of either party, then such party shall indemnify, defend, and hold the other party harmless from and against any and all claims, actions, damages, demands, liabilities, costs, and expenses including reasonable attorneys' fees and expenses, resulting therefrom. The indemnifying party shall pay or reimburse the other party promptly for all such damage, destruction, death or injury.

11.10 Insurance During the term of this Agreement, MSI shall at all times maintain at its own cost the following minimum insurance coverage with a financially solvent insurance company and, upon request of SNI shall furnish certificates evidencing the following insurance: (i) workers' compensation as required by the laws of the state where Services are to be performed, (ii) employer's liability insurance at a limit of not less than One Hundred Thousand Dollars ($100,000) each accident, Five Hundred Thousand Dollars ($500,000) disease policy limit, and One Hundred Thousand Dollars ($100,000) each employee disease limit, (ill) commercial general liability insurance (occurrence) basis form and automobile liability coverage) with a minimum of One Million Dollars ($1,000,000) combined single limit per occurrence, insuring MSI from claims for personal injury (including bodily injury and death) and property damage which may arise from or in connection with the performance of Services of from the provision of Products hereunder. SNI shall be named an additional insured and MSI's insurer shall be required by MSI to notify SNI of any material change or cancellation of these coverage's before expiration of these policies; and (iv) any other insurance coverage which SNI considers reasonably necessary or appropriate under the circumstances of the applicable Purchase order, which requirement for insurance shall be communicated to MSI prior to or


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concurrently with the purchase order for which such coverage is required. In the event MSI fails to provide the required continuous insurance coverage, SNI may charge MSI and MSI shall pay SNI, SNI actual expense incurred in purchasing similar protection or a reasonable estimate thereof and the value of any claims, actions, damages, liabilities, costs and expenses paid by SNI which would not have been paid by SNI if MSI had complied with the requirements of this section.

12.0 CONFIDENTIAL INFORMATION AND ADVERTISING

12.1 MSI shall maintain as confidential and shall not disclose to any person outside its employ, nor use for purposes other than performance of this Agreement, any specifications, drawings, blueprints, data, business information, or other confidential information which MSI learns by virtue of this Agreement, except as required by law, and after written notice to SNI. Upon termination of this Agreement, MSI shall promptly return to SNI all confidential material and all copies.

13.0 CHANGES

13.1 No changes shall be made by MSI to manufacturer's Products or services as ordered by SNI in form, fit, function, design, or appearance without SNI's prior written approval.

Pricing

See SCHEDULE A

14.0 MATERIAL AVAILABILITY

14.1 SNI agrees to reasonably assist MSI in obtaining the required materials for MSI to perform its material obligations hereunder. This may include, but shall not be limited to, MSI acquiring materials from SNI's third party vendors or assignment of vendor contracts from SNI to MSI. This may also include the procurement from SNI of SNI's own proprietary materials which are required by MSI to fulfill its obligations hereunder. The parties agree to focus on both quality and price when ascertaining which materials are to be used by MSI, and which vendors to use, in the performance of services hereunder.

15.0 FORCE MAJEURE

15.1 Neither party shall be liable in any way, whatsoever, to the other party in the event that the performance of this Agreement, or any part' thereof, is delayed through causes beyond the reasonable control of the delaying party, such as, but not limited to, acts of God, acts of


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civil or military authorities, fires, industrial disputes, floods, wars and riots. In the event of such delay, the performance of this Agreement or any part affected by such cause(s) shall be suspended or so loss and to the extent that such cause(s) prevents or delays its performance. The delaying party shall immediately and fully inform the other party of such delay. In the event the delay exceeds thirty (30) days (or is anticipated to exceed thirty (30) days), the parties shall meet to mutually decide what action should be taken with respect to the work and this Agreement. Both parties undertake to make "best efforts" to recover from such situations as timely as possible with minimal impact on the other party.

16.0 TERMINATION FOR CAUSE

16.1 The occurrence of any of the following constitutes a breach and is cause for the termination of this Agreement and/or its purchase orders.

16.1.1 MSI or SNI fails to performs to perform any material provision of this Agreement and such failure continues for thirty (30) days following written notice, or fifteen (15) days if such breach has to do with a failure to make payment.

16.1.2 Either party assigns this Agreement, or any obligation or right hereunder, other than to a parent or subsidiary company without the prior written consent of the other party.

16.1.3 If there is any material change in business organization status for either party, such as combination with or acquisition by another company which alters the business strategy and capabilities of either SNI or MSI.

16.1.3 Either party commits any act of bankruptcy or insolvency.

17.0 NOTICES

17.1 Any notice given under this Agreement shall be written or sent by telex or facsimile. Written notice shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service, which delivers to the noticed destination, and provides proof of delivery to the sender. Any telex or facsimile notice must be followed within three (3) days by written notice. All notices shall be effective when first received at the following addresses:



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If to MSI                       If to SNI

Micro-Media Solutions, Inc.     Siemens Nixdorf Information Systems, Inc
Attn: President                 Attn: Legal Department
501 Waller                      3860 North First Street
Austin, Texas 78702             San Jose, CA 95134

18.0 APPROVALS

(IN WITNESS WHEREOF, )the parties have executed this Agreement effective as of 23rd day of September 1998.


Micro-Media Solutions, Inc.            Siemens Nixdorf Information Systems, Inc.

Name: Mitchell C Kettrick              Name: Rick Krause

Signature: /s/ Mitchell C Kettrick     Signature: /s/ Rick Krause

Title: Vice-President                  Title: General Manager

Date: 9/23/98                          Date: 9/24/98


                                       Name: Jan Andersson

                                       Signature: /s/ Jan Andersson

                                       Title: Vice-President

                                       Date: 9/25/98

Schedule A

MSI Integration Fee                      $ 79.00 per system

(This includes all P.O.S. systems, Sears, & ATM machines with any value add. Value Add is defined as any or all of the following: testing, serializing, peripheral installation & unpackage /repackage.)

MSI Handling Fee (Not Including ATM)     $ 12.00 per shipped package

MSI Handling Fee (ATM)                   $ 22.00 per shipped package

(This includes serializing from out side the box.)

The price schedule is subject to changes upon mutual agreement of MSI and SNI.

Overtime shall be negotiated and billed on a case by case basis as needed.

Micro-Media Solutions, Inc.              Siemens Nixdorf
                                         Information Systems, Inc.

Name: Mitchell C Kettrick                Name: Rick Krause
Signature: /s/ Mitchell C Kettrick       Signature: /s/ Rick Krause
Title: Vice-President                    Title: General Manager
Date: 9/23/98                            Date: 9/24/98

                                         Name: Jan Andersson
                                         Signature: /s/ Jan Andersson
                                         Title: Vice-President
                                         Date: 9/25/98